UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

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Exchange Act of 1934

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ZION OIL & GAS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ZION OIL & GAS, INC.

6510 ABRAMS RD, SUITE 300

DALLAS, TEXAS 75231

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting (the “Annual Meeting”) of the stockholders of ZION OIL & GAS, INC. (the “Company”) will be held at 2:00 P.M (local time) on June 11, 2013 at the Westin Galleria Hotel in Dallas, Texas to

1.	elect three directors of the Company as Class II directors of the Company to serve for a term of three years;

2.	ratify the appointment of MaloneBailey, LLP, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013;

3.	approve, in a nonbinding advisory vote, the compensation of the Company’s Named Executive Officers;

4.	conduct such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice. The Board of Directors has fixed the close of business on April 16, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting.

 Regardless of whether you plan to attend the Annual Meeting, please vote your shares as soon as possible so that your shares will be voted in accordance with your instructions. For specific voting instructions, please refer to the instructions on the proxy card or on the Notice of Internet Availability of Proxy Materials that was mailed to you. If you attend the meeting, you will have the right to revoke the proxy and vote your shares in person.

We look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors

/s/ VICTOR G. CARRILLO
Victor G. Carrillo
President and Chief Operations Officer
April 25, 2013

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF

PROXY MATERIALS AND ANNUAL REPORT

The Company’s proxy materials and Annual Report on Form 10-K are available at www.proxyvote.com.

ZION OIL & GAS, INC.

6510 ABRAMS RD, SUITE 300

DALLAS, TEXAS 75231

PROXY STATEMENT

For the Annual Meeting of Stockholders

to be held on June 11, 2013

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or the “Board”) of Zion Oil & Gas, Inc., a Delaware corporation (the “Company”), of proxies to be voted at the 2013 Annual Meeting (the “Annual Meeting”) of the Company’s stockholders to be held at the Westin Galleria Hotel in Dallas, Texas on Tuesday, June 11, 2013, at 2:00 p.m. and any adjournment(s) thereof.

Pursuant to rules adopted by the United States Securities and Exchange Commission (the “SEC”), we are providing stockholders with Internet access to our proxy materials. Our Board of Directors has made these proxy materials available to you on the Internet on or about April 29, 2013 at www.proxyvote.com, which is the website described in the Notice of Internet Availability of Proxy Materials (the “Notice”), mailed to stockholders of record and beneficial holders. Doing so allows us the prudent use of resources by limiting waste generated from our Annual Meeting while at the same time enhancing efficiency. Accordingly, we are sending the Notice to our stockholders of record and beneficial owners of our stock, and filing the Notice with the SEC, on or about April 25, 2013. In addition to our proxy materials being available for review at www.proxyvote.com, the site contains instructions on how to access the proxy materials over the Internet or to request a printed copy, free of charge. In addition, stockholders may request proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by contacting our Investor Relations department at our principal executive offices in Dallas, Texas. We will also provide stockholders upon request and free of charge with a copy of our Form10-K for the year ended December 31, 2012 filed with the SEC.

At the Annual Meeting, the stockholders will be asked to:

1.	elect three directors of the Company as Class II directors of the Company to serve for a term of three years;

2.	ratify the appointment of MaloneBailey, LLP, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013;

3.	approve, in a nonbinding advisory vote, the compensation of the Company’s Named Executive Officers;

4.	conduct such other business as may properly come before the Annual Meeting and any adjournment(s) thereof.

To have a valid meeting of the stockholders, a quorum of the Company’s stockholders is necessary. A quorum shall consist of a majority of the shares of the Common Stock issued and outstanding and entitled to vote on the Record Date present in person or by proxy at the Annual Meeting. Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the meeting or by presenting a later-dated proxy. Unless so revoked, the shares represented by proxies will be voted at the meeting. The shares represented by the proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein, but if no direction is given, such shares will be voted (i) FOR the election as directors of the nominees of the Board of Directors named below; (ii) FOR the proposal to ratify the appointment of MaloneBailey as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013, (iii) FOR the resolution regarding the compensation of the Company’s Named Executive Officers; and (iv) in the discretion of the proxies named in the proxy on any other proposals to properly come before the Annual Meeting or any adjournment(s) thereof.

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  VOTING RIGHTS

All voting rights are vested exclusively in the holders of Common Stock. Only holders of Common Stock of record at the close of business on April 16, 2013 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, there were a total of 32,771,210 shares of Common Stock outstanding. Each holder of Common Stock entitled to vote at the Annual Meeting is entitled to one vote for each share held.

Stockholders holding a majority of the Common Stock issued and outstanding as of the Record Date, present in person or by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment(s) thereof. Assuming a quorum is present at the Annual Meeting,

(i) the affirmative vote of a plurality of the shares having voting power present in person or by proxy is required for approval of Proposal No. 1 (election of directors); and

(ii) the affirmative vote of a majority of the shares having voting power present in person or by proxy is required for approval of each of Proposal No. 2 (the ratification of the auditors for the year ended December 31, 2013) and Proposal No. 3 (the advisory vote regarding the Company’s Named Executive Officers). The vote regarding compensation of the Company’s Named Executive Officers (Proposal No. 3) is advisory and non-binding in nature, but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on “routine” matters, but not on non-routine matters. The proposal to elect three Class II directors (Proposal No. 1), and the proposal to consider a non-binding “say on pay” vote regarding the Company’s executive compensation (Proposal No. 3) are considered non-routine matters on which banks, brokers and other nominees are not allowed to vote unless they have received voting instructions from the beneficial owner of the shares. Your bank, broker or other nominee will send you instructions on how you can instruct them to vote on these proposals. If you do not provide voting instructions, your bank, broker or other nominee will not vote your shares on these proposals. Therefore, your broker will not have discretionary authority to vote your shares with respect to Proposals No. 1 and 3. A “broker non-vote” occurs when the broker does not receive voting instructions from the beneficial owner with respect to a non-routine matter and therefore the broker expressly indicates on a proxy card that it is not voting on a matter.

The proposal to ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal No. 2) is considered a routine matter on which banks, brokers and other nominees may vote in their discretion on behalf of beneficial owners who have not provided voting instructions. Your bank, broker or other nominee will send you instructions on how you can instruct them to vote on this proposal. If you do not provide voting instructions, your bank, broker or other nominee will have discretionary authority to vote your shares with respect to this proposal.

Broker non-votes and abstentions are counted as shares present at the Annual Meeting for purposes of determining a quorum. However, to the extent your broker submits a broker non-vote with respect to your shares on a proposal, your shares will not be deemed shares “with voting power” with respect to that proposal. Accordingly, broker non-votes will have no effect on the outcome of the vote with respect to any of the proposals. Abstentions will have the effect of a negative vote.

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If you hold shares in a brokerage account, brokers are not entitled to vote on proposals 1 and 3 in the absence of specific client instructions. Stockholders who hold shares in a brokerage account are encouraged to provide voting instructions to their broker.  To vote shares held in street name at the Annual Meeting, you should contact your broker before the Annual Meeting to obtain a proxy form in your name.

How Can I Vote Without Attending the Annual Meeting?

There are three convenient methods for registered stockholders to direct their vote by proxy without attending the Annual Meeting:

●	Vote by Internet. You can vote via the Internet. The website address for Internet voting is provided on your Notice or proxy card. You will need to use the control number appearing on your Notice or proxy card to vote via the Internet. You can use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on June 10, 2013. Internet voting is available 24 hours a day. If you vote via the Internet, you do NOT need to vote by telephone or return a proxy card.

●	Vote by Telephone. You can also vote by telephone by calling the toll-free telephone number provided on the Internet link on your Notice or on your proxy card. You will need to use the control number appearing on your Notice or proxy card to vote by telephone. You may transmit your voting instructions from any touch-tone telephone up until 11:59 P.M. Eastern Time on June 10, 2013. Telephone voting is available 24 hours a day. If you vote by telephone, you do NOT need to vote over the Internet or return a proxy card.

●	Vote by Mail. If you received a printed copy of the proxy card, you can vote by marking, dating and signing it, and returning it in the postage-paid envelope provided. Please promptly mail your proxy card to ensure that it is received prior to the closing of the polls at the Annual Meeting.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL HOLDERS

The following table sets forth information as of the Record Date concerning shares of our Common Stock beneficially owned by: (i) each director; (ii) each Named Executive Officer (defined below); (iii) all directors and executive officers as a group; and (iv) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock.

In accordance with the rules of the SEC, the table gives effect to the shares of Common Stock that could be issued upon the exercise of outstanding options and warrants within 60 days of the Record Date. We have chosen to include the effect to the shares of Common Stock that could be issued upon the exercise of outstanding options and warrants through March 31, 2013. Unless otherwise noted in the footnotes to the table and subject to community property laws where applicable, the following individuals have sole voting and investment control with respect to the shares beneficially owned by them. We have calculated the percentages of shares beneficially owned based on 32,771,210 shares of Common Stock outstanding on the Record Date.

The address of John M. Brown, Victor G. Carrillo, Paul Oroian, Forrest A. Garb, Julian Taylor, Robert E. Render, Justin W. Furnace, Gene Scammahorn and Kent Siegel is 6510 Abrams Rd., Suite 300, Dallas, TX 75231. The address of Ilan Sheena and Yehezkel Druckman is 22 Bareket St., Caesarea Industrial Park, 308900 Israel.

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Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
John M. Brown	810,000 (1)	2.5%

Victor G. Carrillo	222,500 (2)	*

Ilan Sheena	143,250 (3)	*

Forrest A. Garb	65,647 (4)	*

Robert E. Render	157,618 (5)	*

Paul Oroian	77,660 (6)	*

Yehezkel Druckman (7)	74,925 (8)	*

Julian Taylor	232,334 (9)	*

Justin W. Furnace (10)	30,000 (11)	*

Gene Scammahorn (12)	31,000 (13)	*

Kent Siegel (14)	30,000 (15)	*

Richard Rinberg (16)	260,000 (17)	*

All directors and executives as a group (11 members)	1,874,934	5.7%
* less than 1%

(1)	Comprised of (a) 375,000 shares of Common Stock owned by Mr. Brown, plus 30,000 shares jointly held with his wife (b) 100,000 shares of Common Stock owned by Mr. Brown's wife and (c) 305,000 shares of Common Stock issuable upon exercise of stock options awarded under the stock option plans (the “Plans”) which are currently exercisable or that become exercisable within 60 days following the Record Date. Does not include an additional 75,000 shares of Common Stock issuable upon exercise of options previously granted under the Plans.

(2)	Comprised of (a) 35,000 shares of Common Stock owned by Mr. Carrillo and (b) 187,500 shares of Common Stock issuable upon exercise of stock options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date. Does not include an additional 87,500 shares of Common Stock issuable upon exercise of options previously granted under the Plans.

(3)	Comprised of (a) 17,500 shares of Common Stock owned by Mr. Sheena and (b) 125,750 shares of Common Stock issuable upon exercise of stock options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date. Does not include an additional 51,250 shares of Common Stock issuable upon exercise of options previously granted under the Plans.

(4)	Comprised of (a) 3,147 shares of Common Stock owned by Mr. Garb and (b) 62,500 shares of Common Stock issuable upon exercise of stock options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date. Does not include an additional 27,500 shares of Common Stock issuable upon exercise of options previously granted under the Plans.

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(5)	Comprised of (a) 20,000 shares of Common Stock owned by Mr. Render, (b) 70,118 shares held in Robert E. Render Trust and (c) 67,500 shares of Common Stock issuable upon exercise of options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date. Does not include an additional 27,500 share of Common Stock issuable upon exercise of options previously granted under the Plans.

(6)	Comprised of (a) 15,160 shares of Common Stock owned by Mr. Oroian and (b) 62,500 shares of Common Stock issuable upon exercise of options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date. Does not include an additional 27,500 shares of Common Stock issuable upon exercise of options previously issued under the Plans.

(7)	Dr. Druckman was appointed as our Vice President of Israel Exploration on March 18, 2013.

(8)	Comprised of (a) 12,425 shares of Common Stock owned by Dr. Druckman and (b) 62,500 shares of Common Stock issuable upon exercise of options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date. Does not include an additional 27,500 shares of Common Stock issuable upon exercise of options previously granted under the Plans.

(9)	Comprised of (a) 149,834 shares of Common Stock owned by Mr. Taylor, (b) 62,500 shares of Common Stock issuable upon stock options awarded under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date and (c) 20,000 shares owned by Mr. Taylor's wife. Does not include an additional 27,500 shares of Common Stock issuable upon exercise of options previously granted under the Plans.

(10)	Mr. Furnace was appointed to the Board of Directors on April 19, 2012.

(11)	Comprised of 30,000 shares of Common Stock issuable upon exercise of options awarded to Mr. Furnace under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date. Does not include an additional 15,000 shares of Common Stock issuable upon exercise of options previously granted under the Plans.

(12)	Mr. Scammahorn was appointed to the Board of Directors on October 24, 2012.

(13)	Comprised of (a) 1,000 shares of Common Stock owned by Mr. Scammahorn’s wife and (b) 30,000 shares of Common Stock issuable upon exercise of options awarded to Mr. Scammahorn under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date. Does not include an additional 15,000 shares of Common Stock issuable upon exercise of options previously granted under the Plans.

(14)	Mr. Siegel was appointed to the Board of Directors on December 21, 2012.

(15)	Comprised of 30,000 shares of Common Stock issuable upon exercise of options awarded to Mr. Siegel under the Plans which are currently exercisable or that become exercisable within 60 days following the Record Date. Does not include an additional 15,000 shares of Common Stock issuable upon exercise of options previously granted under the Plans.

(16)	Mr. Rinberg resigned from his position as Chief Executive Officer and board director with our company as of October 18, 2012.

(17)	Comprised of 260,000 shares of Common Stock issuable upon exercise of options awarded to Mr. Rinberg under Plans which had vested as of his resignation date. Rinberg under Plans which had vested as of his resignation date.

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EXECUTIVE COMPENSATION OVERVIEW

We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation and other disclosure rules. As such, we have opted to take advantage of the scaled disclosure requirements afforded to smaller reporting companies. The executive compensation disclosures that follow are compliant with the SEC’s executive compensation disclosure rules for smaller reporting companies and, therefore, are generally narrower in scope than the (and, in some cases, eliminate) executive compensation disclosures that we provided with respect to the fiscal years ended 2010 and 2011 (when we were not considered a smaller reporting company).

•	Our current “Named Executive Officers” are:

•	John Brown —Executive Chairman and Interim Chief Executive Officer;

•	Victor G. Carrillo —President and Chief Operating Officer; and

•	Ilan Sheena — Chief Financial Officer.

While Richard Rinberg resigned in October 2012 from all offices held with our company, under SEC rules he is deemed a Named Executive Officer with respect to the completed fiscal year and hence we are providing executive compensation disclosure relating to him.

Compensation Philosophy

We believe that the skill and dedication of our executive officers and other management personnel are critical factors affecting our long-term success. We have been engaged in the exploration of oil and gas in onshore Israel since 2000 and continue to face a very challenging environment. Our ultimate success will depend, in part, upon our talented employees and the leadership provided by our Named Executive Officers. We have designed our executive compensation program to achieve the following objectives:

•	Attract and retain highly qualified talent. We need to attract, motivate, and retain management talent of high quality in a competitive market.

•	Align the interests of our executives with stockholders. We strive to align the interests of Zion’s management and stockholders, towards the overall success of the Company, by planning and working towards multi-well, long-term exploration and drilling programs in Israel, aimed at discovering and producing commercial quantities of oil and gas in Israel.

•	Manage resources efficiently. Employee compensation is a significant expense for us. We strive to manage our compensation programs so as to balance our need to reward and retain executives with our goal of preserving stockholder value. In addition, given the importance of preserving cash reserves for our exploration program, we seek to provide executives with significant equity compensation in order to encourage them to accept lower cash compensation than they might be able to receive elsewhere.

Zion's executive compensation programs are designed to compensate individual management personnel based on a number of factors, including:

•	the individual's position and responsibilities within the Company;

•	the overall importance of the individual's responsibilities in helping the Company achieve success:

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•	specific tasks that the individual may be required to perform during a particular time period;

•	the individual's skill set, experience and education;

•	market conditions, as measured by (among other things) feedback from recruiters and the Company's knowledge of peer company compensation policies;

•	geographical considerations, including the cost of living associated with the USA and Israel, where the Company's offices are located;

•	advice from third party economic consulting and compensation firms;

•	the Company's performance in areas for which the individual has responsibility; and

•	the Company's overall performance in its mission.

Compensation Components

In an effort to meet these objectives, our executive compensation program consists of the following components:

•	Base Salary. The Compensation Committee believes that base salary should provide executives with a predictable income sufficient to attract and retain strong talent in a competitive marketplace. We generally strive to set executive base salaries at levels that we believe enable us to hire and retain individuals in a competitive environment.

•	Equity Award. The Compensation Committee believes that long-term equity incentives, such as stock options, focus executives on increasing long-term shareholder value.

•	Discretionary Cash Bonus Award. The Compensation Committee has historically awarded cash bonuses on occasion to reward significant individual contributions or to act as an incentive.

•	General Benefits. We provide generally competitive benefits packages, such as medical, life and disability insurance, to our executives on the same terms as our other employees.

The Compensation Committee typically reviews our executive officers’ compensation on an annual basis. Our Chief Executive Officer recommends to the Compensation Committee the goals, objectives and compensation for all executive officers, except himself, and responds to requests for information from the Compensation Committee. Except for these roles, Zion’s executive officers do not have a role in approving goals and objectives or in determining compensation of executive officers or non-employee directors. Our Chief Executive Officer has no role in approving his own compensation.

We believe that the compensation provided to our executive officers is reasonable and appropriate to facilitate the achievement of our long-term objectives. The compensation programs and policies that our Compensation Committee has designed incentivize our executive officers to perform at a level necessary to achieve our desired objectives. We believe that the various elements of compensation combine to align the best interests of our executive officers with our stockholders and our company in order to maximize stockholder value.

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EXECUTIVE COMPENSATION

The following table sets forth the total compensation received for services rendered in all capacities to our company for the last three fiscal years, which was awarded to, earned by, or paid to our Chief Executive Officer, Chief Financial Officer and each of our other most highly compensated executive officers whose total compensation exceeded $100,000 during 2012, which we refer to collectively as our "Named Executive Officers."

Name and Principal Position	Year	Salary	Bonus	Option Awards (1)	All Other Compensation (2)	Total
John Brown,	2010	165,000	25,000	130,200	74,232	394,432
Executive Chairman and	2011	165,000	-	683,022	76,242	924,264
Interim Chief Executive	2012	207,000	-	52,616	41,534	301,150
Officer (3)

Victor G. Carrillo,	2010	-	-	-	-	-
President and Chief	2011	242,063	7,500	414,114	24,519	688,196
Operating Officer	2012	250,000	25,000	94,926	30,783	400,709

Ilan Sheena,	2010	-	-	-	-	-
Chief Financial Officer	2011	150,958	-	288,933	47,638	487,529
	2012	171,322	20,000	58,775	58,820	308,917

Richard Rinberg,	2010	340,625	-	260,000	118,619	719,244
Former Chief Executive	2011	275,000	-	1,013,964	165,358	1,454,322
Officer (4)	2012	378,076	-	68,411	245,197	691,684

 1. In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of the option awards granted to the Named Executive, calculated in accordance with FASB ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense for Zion that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balance. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our Common Stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 6G to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012. To see the value actually received by the Named Executive Officers in fiscal 2012, see the “Option Exercises and Stock Vested” in fiscal 2012 Table below.

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2. For 2012, represents the compensation as described under the caption “All Other Compensation” below.

3. Mr. John Brown, the Company’s founder and Chairman since 2001, was also appointed as Interim Chief Executive Officer on October 18, 2012, upon Mr. Rinberg’s resignation as our Chief Executive Officer. See “Separation Agreement” below.

4. Mr. Rinberg resigned on October 18, 2012 from all positions held with the Company.

All Other Compensation

The following table provides information regarding each component of compensation for 2012 included in the All Other Compensation column in the Summary Compensation Table above.

Name	Perquisites and Other Personal Benefits (1)	Automobile Related Expenses (2)	Insurance Related Expenses (3)	Israel Related Social Benefits (4)	Total
John Brown	1,822	8,350	31,362	-	41,534

Victor G. Carrillo	2,315	6,108	22,360	-	30,783

Ilan Sheena	934	19,116	-	38,770	58,820

Richard Rinberg	145,930	30,982	-	68,285	245,197

1. Represents for Mr. Brown cell phone expense ($1,822); Represents for Mr. Carrillo, cellular phone expenses ($1,810) and professional dues ($505); Represents for Mr. Sheena, cellular phone expenses; Represents for Mr. Rinberg, an office allowance ($48,496), cellular phone expenses ($778) and a payment of ($ 96,656) in connection with his resignation from employment with our Company in October 2012;

2. Represents for Mr. Brown, a leased automobile cost; Represents for Mr. Rinberg, tax cost in respect of a Company owned vehicle ($17,980) and depreciation ($13,002); Represents for Mr. Carrillo, a leased automobile cost; Represents for Mr. Sheena, tax cost in respect of the use of a leased vehicle ($9,780) and a leased automobile cost ($9,336).

3. Represents for Messrs. Brown and Carrillo, direct cash payments to providers of health and life insurance.

4. These are comprised of contribution by the Company to savings, severance, pension, disability and insurance plans generally provided in Israel, including education funds and managerial insurance funds. For Mr. Rinberg, this amount represented Israeli severance fund payments ($18,492), managerial insurance funds ($30,923), disability insurance ($2,220) and supplemental education fund contribution ($16,650). For Mr. Sheena, this amount represents Israeli severance fund payments ($14,271), managerial insurance funds ($8,566), disability insurance ($3,084), and supplemental education fund contribution ($12,849).

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* Represents amounts paid in New Israeli Shekels (NIS) and translated at average exchange rates for the year

Grant of Plan Based Awards in 2012

The table below sets forth information regarding grants of plan-based awards made to our Named Executive Officers during 2012.

	Approval	Grant	Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards	Grant Date Fair Value of Option Awards
Name	Date (1)	Date (1)	(#)		($/Share)	($)
John Brown		3/30/2012	20,000	(2)	$0.01	$52,616

Victor G. Carrillo		12/21/2012	25,000	(3)	$0.01	$42,260
	12/21/2012	12/21/2012	50,000	(4)	$1.70	$52,666

Ilan Sheena	12/21/2012	12/21/2012	35,000	(4)	$1.70	$36,866
	5/23/2012		10,000		$0.01	$21,909

Richard Rinberg		1/9/2012	40,000	(5)	$0.01	$68,411

1. All grants were approved by the Compensation Committee.

2. Represents grant of stock options under our 2011 Incentive Equity Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Options vested at the rate of 5,000 shares at the termination of each calendar 90 day period, beginning March 31, 2012.

3. Represents grant of vested stock options under our 2011 Incentive Equity Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table.

4. Represents grant of stock options issued under our 2011 Equity Incentive Plan, which option is scheduled to vest on a quarterly basis, in eight equal quarterly installments at the end of each quarter, beginning with the quarter ended December 31, 2012.

5. Represents grant of stock options under our 2005 Stock Option Plan. Options represent the right to purchase shares of common stock at the price per share indicated in the table. Options vested at the rate of 10,000 shares at the termination of each calendar 90 day period, beginning March 31, 2012.

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Outstanding Equity Awards at Fiscal Year End – December 2012

The following table sets forth certain information with respect to restricted stock and stock options held by our Named Executive Officers as of December 31, 2012.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
John Brown	30,000		--	$0.01	01/31/2020
	30,000		--	$2.50	12/31/2014
	187,500		112,500	$2.61	12/4/2021
	20,000		--	$0.01	01/31/2020

Victor G. Carrillo	15,000		--	$4.55	01/26/2016
	10,000		--	$2.50	12/31/2014
	125,000		75,000	$2.61	12/4/2021
	6,250		43,750	$1.70	12/20/2022

Ilan Sheena	12,000		--	$7.15	12/31/2014
	30,000		--	$2.50	12/31/2014
	62,500		37,500	$2.61	12/04/2021
	4,375		30,625	$1.70	12/20/2022
	2,500		2,500	$0.01	12/4/2021

Richard Rinberg (1)	60,000		--	$2.50	12/31/2014
	200,000		--	$2.61	12/4/2021

1. Mr. Rinberg resigned from Zion, effective October 18, 2012.

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Option Exercises and Stock Vested in Fiscal 2012

The following table provides information about options exercised by the Named Executive Officers during the fiscal year ended December 31, 2012:

	Option Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)
Name	(#)	($)
John Brown	-	-

Victor G. Carrillo	25,000	$43,750

Ilan Sheena	6,250	$15,156

Richard Rinberg	30,000	$73,200

(1) Represents the amounts realized based on the difference between the market price of our stock on the date of exercise and the exercise price.

(2) Mr. Rinberg resigned from the Company on October 18, 2012.

Employment Agreements

John Brown. Mr. Brown has continuously served as Chairman of the Board since the Company’s establishment in April of 2000, but was appointed Executive Chairman in January 2010. On January 21, 2010, we and Mr. Brown, the Chairman of the Company’s board of directors, entered into an Employment Agreement (the “Chairman Agreement”) covering Mr. Brown’s service as the Executive Chairman of the Company’s Board of Directors.

The Chairman Agreement had an initial term that extended through December 31, 2012 and then automatically renewed for an additional two year term through December 31, 2014. Thereafter, the agreement provides that it is to be renewed automatically for successive two year terms unless either party shall advise the other 90 days before expiration of the initial or renewed term of its intention to not renew the agreement beyond its then scheduled expiration date. Under the agreement, Mr. Brown is paid an annual salary of $207,000, payable monthly. Mr. Brown can terminate the employment agreement and the relationship thereunder at any time upon 60 business days' notice. If the Company were not to renew the term of the agreement or were to terminate the agreement during any renewal term, for any reason other than "Just Cause" (as defined the Agreement), then the Company is to pay to Mr. Brown an amount equal to the base salary, then payable to him for a period of twelve months as if the Chairman Agreement had not been so terminated or had been renewed. Mr. Brown may also terminate the agreement for "Good Reason" (as defined in the Agreement), whereupon he will be entitled to the same benefits as if the Company had terminated the agreement for any reason other than Just Cause. The Chairman Agreement provides for customary protections of the Company's confidential information and intellectual property.

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The Chairman Agreement provides for customary protections of Zion's confidential information and intellectual property.

Victor G. Carrillo. Mr. Carrillo was appointed a director in September 2010, Executive Vice President in January 2011 and President and Chief Operating Officer in October 2011. On March 19, 2012, the Company and Mr. Carrillo entered into an amended and restated employment agreement. Under the agreement, Mr. Carrillo continues to be paid an annual salary of $250,000, subject to annual review and adjustments. By its terms, the agreement provides for an initial term ending December 31, 2013. After expiration of the initial term, the agreement automatically renews for two successive one year periods, terminated by either party upon notice to the other, given not less than 30 days prior to the expiration of the then-current term. The amended and restated agreement replaces the employment agreement between Mr. Carrillo and the Company which entered into as of January 2011 upon his appointment as Executive Vice President.

Either the Company or Mr. Carrillo can terminate the employment agreement and the relationship thereunder at any time upon notice. If during the initial term the Company were to terminate the agreement for any reason other than "Just Cause" (as defined in the employment agreement), then the Company is to pay to Mr. Carrillo three month’s salary, as well as all benefits earned and accrued through such date; if the Company were to terminate the agreement during a renewal term, then Mr. Carrillo is entitled to six month’s salary, as well as all benefits earned and accrued through such date.

The employment agreement provides for customary protections of the Company's confidential information and intellectual property.

Ilan Sheena. Mr. Sheena was appointed Chief Financial Officer in March 2011. Mr. Sheena has been Vice President (Finance) of the Company's Israeli Branch since November 2009. On May 8, 2011, the Company and Ilan Sheena entered into a restated employment agreement providing for the employment (the “Sheena Employment Agreement”) of Mr. Sheena as the Company’s Chief Financial Officer. The Sheena Employment Agreement had an initial period through December 31, 2011 and thereafter renewed for an additional one year term until replaced by the Amended Sheena Employment Agreement as set forth below. Under the agreement, Mr. Sheena was paid an annual salary of the current New Israeli Shekel equivalent of $144,000, payable monthly; which was increased, effective August 1, 2011, to the New Israeli Shekel equivalent of $180,000 per annum. We also provided to Mr. Sheena under the Sheena Employment Agreement the following: (i) Manager’s Insurance under Israeli law for the benefit of Mr. Sheena pursuant to which the Company contributes amounts equal to (a) 13-1/3 percent (and Mr. Sheena contributes an additional 5%) of each monthly salary payment, and (b) 7.5 % of Mr. Sheena’s salary (with Mr. Sheena contributing an additional 2.5%) to an education fund, a form of deferred compensation program established under Israeli law.

On April 29, 2012, we entered into the Third Amended and Restated Employment Agreement (the “Amended Sheena Employment Agreement”) with Mr. Sheena, replacing in its entirety the Sheena Employment Agreement. Under the Amended Sheena Employment Agreement, Mr. Sheena is paid a monthly gross salary denominated in New Israeli Shekels (NIS) of NIS 56,400. Under the employment agreement previously in effect, Mr. Sheena was paid a monthly salary of $15,000 payable in NIS at a pre-determined exchange rate. The effect of the amendment to Mr. Sheena’s monthly salary is to prevent the recurrence to Mr. Sheena of losses resulting from fluctuating exchange rates associated with the payment of his monthly salary. Additionally, to compensate for previous deemed foreign exchange and timing losses, Mr. Sheena was paid a signing bonus of NIS 75,000 (which is equivalent to approximately $20,000 at the rate of Exchange in effect on April 25, 2012) upon signing. We continue to provide Mr. Sheena with other benefits described above under the Amended Sheena Employment Agreement.

Mr. Sheena can terminate the employment agreement and the relationship thereunder at any time upon 60 business days' notice. If the Company terminates the agreement for any reason other than "Cause" (as defined the employment agreement), Mr. Sheena will be entitled to severance pay to which he is entitled under Israeli law (approximately one month’s base salary for each year worked) and three month’s salary, as well as all benefits earned and accrued through such date. The Amended Sheena Employment Agreement also provides that Mr. Sheena be awarded at the end of each calendar quarter beginning with the quarter ended June 30, 2012, fully vested options at a per share exercise price of $0.01 to purchase 2,500 shares the Company’s common stock, par value $0.01 per share. All options granted pursuant thereto shall be exercisable until December 4, 2021.

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The Amended Sheena Employment Agreement provides for customary protections of the Company's confidential information and intellectual property.

Separation Agreement

Richard. J. Rinberg. Mr. Rinberg was appointed as Chief Executive Officer in March 2007. On December 4, 2007, we and Mr. Rinberg entered into an employment agreement (the “Rinberg Agreement”) pursuant to which Mr. Rinberg served as our Chief Executive Officer. The term of employment under the employment agreement, which commenced as of November 1, 2007, continued through December 31, 2010; thereafter, the agreement was to renew automatically for successive two year terms unless either party advises the other 90 days before expiration of the term of its intention to not renew the agreement beyond its then scheduled expiration date. Under the agreement, Mr. Rinberg was paid an annual salary of $275,000.

Effective October 18, 2012, Richard J. Rinberg resigned as the Chief Executive Officer. He also resigned from the Company’s Board of Directors. In connection with his resignation, on October 18, 2012, we and Mr. Rinberg entered into an agreement pursuant to which we remitted to Mr. Rinberg a lump-sum payment of $137,500 representing six months current gross salary, approximately $17,000 in unused vacation days, as well as all other social benefits commonly remitted in Israel upon termination of employment. In addition, Mr. Rinberg will be able to exercise options to purchase up to 260,000 shares of our common stock previously issued to him, through their original exercise period. Under the agreement, Mr. Rinberg furnished to Zion a general release.

 Potential Payments upon Change of Control or Termination following a Change of Control

Our employment agreements with our Named Executive Officers provide incremental compensation in the event of termination, as described herein. Generally, we currently do not provide any severance specifically upon a change in control nor do we provide for accelerated vesting upon change in control. Termination of employment also impacts outstanding stock options.

Due to the factors that may affect the amount of any benefits provided upon the events described below, any actual amounts paid or payable may be different than those shown in this table. Factors that could affect these amounts include the date the termination event occurs, the base salary of an executive on the date of termination of employment and the price of our common stock when the termination event occurs.

The following table sets forth the compensation that would have been received by each of the Company’s executive officers had they been terminated as of December 31, 2012. Mr. Richard Rinberg, our former Chief Executive Officer, resigned on October 18, 2012. Payments made to him in connection with the termination of employment are discussed above under “Separation Agreement”.

Name	Salary Continuation	Bonus	Benefit Payments (2)	Accrued Vacation Pay	Total Value
John Brown	207,000	-	-	19,904	226,904

Victor G. Carrillo	62,500	-	-	17,308	79,808

Ilan Sheena	45,000	-	13,296	13,307	71,603

1.	Represents, for Mr. Brown, one year of 2012 base salary, paid over one year; for Mr. Carrillo, three months of 2012 base salary; and for Mr. Sheena, an amount representing three months of 2012 base salary.

2.	In the case of Mr. Sheena, represents amounts that, by law, are required additions to his severance fund.

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COMPENSATION OF DIRECTORS

Our non-employee director compensation program in 2012 consisted of two principal elements: (1) board fees ($1,500 per month) and, if relevant, committee chairmanship fees ($1,000 per month) and (2) grants of stock options.

Pursuant to the monthly board fees described above, non-employee directors received an annual payment of $18,000 in 2012 and each chairman or co-chairman of a committee received an additional $12,000 in payments. We also reimburse directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

The following table summarizes compensation paid to our non-management directors during the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash	Option Awards (1)		All Other Compensation	Total
Forrest A. Garb	24,000	17,076	(2)	8,015	41,076

Paul Oroian	30,000	17,076	(2)	6,428	47,076

Julian Taylor	24,000	17,076	(2)	2,603	41,076

Yehezkel Druckman	30,000	17,076	(2)		47,076

Robert E. Render	18,000	17,076	(2)		35,076

Justin W. Furnace (3)	12,000	35,770	(2) (4)		47,770

Gene Scammahorn (5)	3,000	38,032	(2) (4)		41,032

Kent S. Siegel (6)	0	17,076	(2)		17,076

Marc Singer, Former Director (7)	9,000				9,000

1. In accordance with SEC rules, the amounts in this column reflect the fair value on the grant date of option awards granted during the indicated year, calculated in accordance with FASB ASC Topic 718. Stock options were valued using the Black-Scholes model. The grant-date fair value does not necessarily reflect the value of shares actually received or which may be received in the future with respect to these awards. The grant-date fair value of the stock options in this column is a non-cash expense Zion that reflects the fair value of the stock options on the grant date and therefore does not affect our cash balances. The fair value of the stock options will likely vary from the actual value the holder receives because the actual value depends on the number of options exercised and the market price of our Common Stock on the date of exercise. For a discussion of the assumptions made in the valuation of the stock options, see Note 6G to the Company’s financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2012.

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2. The details relating to these grants are as follows: On December 21, 2012, we granted to each non-employee director options to purchase 20,000 shares of our common stock under our 2011 Non-Employee Director's Stock Option Plan at a per share exercise price of $1.70. The options vest, on a quarterly basis in equal installments of 2,500 shares at the end of each of eight consecutive quarters, beginning with the quarter ended December 31, 2012.

3. Mr. Furnace joined the Board on April 19, 2012.

4. In accordance with our established practice for persons joining the Board, , we issued, under our 2011 Non-Employee Directors Stock Option Plan, (i) on June 13, 2012 to Mr. Justin Furnace options to purchase 25,000 shares of our common stock at a per share exercise price of $1.82, which options were vested upon issuance and continue to be exercisable through June 13, 2017 and (ii) on December 3, 2012, options to purchase 25,000 shares of our common stock at a per share exercise price of $1.86, which options were vested upon issuance and continue to be exercisable through December 3, 2018.

5. Mr. Scammahorn joined the Board on October 24, 2012.

6. Mr. Siegel was appointed to the Board on December 21, 2012 and assumed his directorship on January 1, 2013.

7. Mr. Singer resigned from the Board on July 1, 2012.

INFORMATION RELATING TO AN EXECUTIVE OFFICER WHO IS NOT A DIRECTOR NOMINEE

Below is certain information relating to the sole executive officer of the Company who is not also a member of the Board of Directors or a director nominee:

Ilan Sheena, age 54, was appointed Chief Financial Officer in March 2011. Mr. Sheena has been Vice President (Finance) of the Company's Israeli Branch since November 2009. Mr. Sheena is an accounting professional with broad local and international experience. He has a degree in Accounting and Economics from Tel Aviv University and is a member of the Institute of Certified Public Accountants in Israel. From 1985 to 1988 he worked for Somekh Chaikin (KPMG) in Israel where he specialized in both auditing and taxation, primarily for hi-tech and life science companies. From 1988 to 1989 he worked in Sydney, Australia for Horwarth & Horwath chartered accountants. From 1989 to 1993, he worked in Sydney, Australia for Alcatel Australia, the French telecommunications equipment manufacturer, as a financial accountant, where he specialized in financial reporting as well as project accounting. Returning to Israel in 1993, he became the Financial Controller of Arel Communications, a high-tech start-up that progressed to a NASDAQ listing. Between 1995 and 1996, he was the Chief Financial Officer of RCI Israel, a subsidiary of a leading U.S. based leisure industry company. Between 1996 and 1998, he worked for Bezeq International, the Israeli telecommunications company, as its Financial Controller and Finance Manager. Between 1998 and 2000, Mr. Sheena worked at Verint Systems, a key subsidiary of the Comverse Group (a Telco software company) as its Finance Manager and Financial Controller. Between December 2000 and December 2008, he was employed by Portview Communications Partners L.P., a venture capital fund (with investors such as JP Morgan, Siemens, EDF, AXA and Schlumberger), as its Chief Financial Officer (December 2000 - January 2007) and as its Advisor (January 2007 - December 2008); Mr. Sheena also was a member of the venture capital fund's general partner.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Aaron Rinberg, the son of our former Chief Executive Officer, Mr. Richard Rinberg, who resigned on October 18, 2012, has been employed by us in our Caesarea, Israel office since June 13, 2010. Since the commencement of his employment and through January 1, 2012 (a period of approximately 18 months), he received taxable compensation of approximately $75,600. On January 26, 2012, we and Mr. Aaron Rinberg entered into an Amended & Restated Employment Agreement pursuant to which Mr. Aaron Rinberg was employed as Operations Manager of the Company’s Israel branch office, whereby he reported directly to the President and Chief Operating Officer. The initial term of the employment agreement continues through December 31, 2013. Under the employment agreement, Mr. Aaron Rinberg receives an annual salary of the current New Israeli Shekel equivalent of approximately $49,000 together with benefits customarily accorded to employees in Israel and personal use of a company furnished automobile, resulting in a total taxable compensation of approximately $85,000 per annum. Mr. Aaron Rinberg is also entitled to reimbursement of tuition related expenses in the MBA program in Tel Aviv University, up to a maximum amount of $35,000. To date, we have reimbursed Mr. Rinberg a total of $29,000 in respect of his tuition. We have also agreed to cover any tax liability that may be assessed against Mr. Aaron Rinberg by the Israeli Tax Authority in respect of $23,000 in tuition reimbursement paid in 2012. If, for whatever reason, Mr. Aaron Rinberg fails to complete the MBA program or withdraws from it, then he is required to reimburse us for any tuition related amounts expended by it. Additionally, if Mr. Aaron Rinberg’s employment terminates prior to the second anniversary of the receipt of the MBA, then he is required to reimburse the Company for a pro-rata amount of the sum expended by it in respect of the tuition reimbursement for the MBA. On December 5, 2011, he was awarded options to purchase 25,000 shares of our common stock at a per share exercise price of $2.61. The options vests in installments of 3,125 shares at the end of each quarter over eight consecutive quarters, beginning with the quarter ended December 31, 2011.

Employment Agreements

We have entered into employment agreements with Messrs. Brown, Carrillo and Sheena. See “Executive Compensation — Employment Agreements” for additional information.

Policy for Approval of Related Party Transactions

Our Audit Committee Charter provides that our Audit Committee shall review for potential conflict of interest situations on an ongoing basis and shall approve all "related party transactions" required to be disclosed under SEC regulations or otherwise subject to approval by an independent body of our Board under the requirements of the NASDAQ. Except as set forth above, we do not have a written approval policy for transactions between the Company and our executive officers and directors, but these transactions are subject to the limitations on conflicts of interest and related-party transactions found in our Code of Business Conduct and Ethics (the “Code”). Under the Code, executive officers and directors endeavor to avoid any actual, potential or apparent conflict of interest between their personal and professional relationships. Any proposed related transactions, however, may be approved in accordance with both applicable law and applicable NASDAQ rules.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information with respect to securities authorized for issuance under equity compensation plans as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders:
Stock Options	2,392,000	$2.41	1,246,618

Equity compensation plans not approved by security holders:	-	-	-

TOTAL	2,392,000	$2.41	1,246,618

Long-Term Incentive Plan

At our 2002 annual meeting of stockholders, the stockholders approved the establishment of a long-term key employee incentive plan, which may be structured as an employees' royalty pool, to be funded by the equivalent of a 1.5% overriding royalty interest. The Company may initiate the establishment of a long-term management incentive plan for key employees whereby a 1.5% overriding royalty or equivalent interest in the Asher-Menashe License, Joseph License, Jordan Valley License and such other oil and gas exploration and development rights as may in the future be acquired by the Company would be assigned to key employees. As the plan has not been established as of December 31, 2012, the Company did not have any outstanding obligation in respect of the plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires officers and directors of the Company and persons who beneficially own more than ten percent (10%) of the Common Stock outstanding to file initial statements of beneficial ownership of Common Stock (Form 3) and statements of changes in beneficial ownership of Common Stock (Forms 4 or 5) with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

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Based upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and on representations from its executive officers and directors and persons who beneficially own more than 10% of the Common Stock, except as otherwise specified below, all filing requirements of Section 16 (a) of the Exchange Act, were complied with in a timely manner during the fiscal year ended December 31, 2012, except the following:

Name	Form Type	Transaction Date	Filing Date	Reason
Robert E. Render	Form 4	8/8/2012	8/30/2012	Exercised 35,059 warrants

	Form 5	8/8/2012	4/23/2013	Exercised 10,000 warrants that were transferred into his account

Justin W. Furnace	Form 4	6/13/2012	6/18/2012	25,000 stock options granted upon completion of director's documentation

Ilan Sheena	Form 4	5/29/2012	7/5/2012	10,000 stock options upon completion and execution of employment agreement

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten directors. Our amended and restated certificate of incorporation classifies the Board of Directors into three classes, each having a staggered term expiring at successive annual meetings. Three Class II directors are to be elected at the annual meeting to serve a three year term expiring at the 2016 annual meeting of directors. The term of our Class I directors, John Brown, Forrest A. Garb, Kent Siegel and Julian D. Taylor, shall expire at the 2015 annual meeting of stockholders. The term of our Class III directors, Victor G. Carrillo, Paul Oroian, and Yehezkel Druckman, shall expire at the 2014 meeting

The Board has nominated the persons named in the table below for election as Class II directors. All such persons are presently directors of the Company, and each has consented to being named as a nominee for election as a Class II director and has agreed to serve if elected. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as Class II directors. If, for any reason, at the time of the election, any of the nominees should be unable or unwilling to accept election, such proxy will be voted for the election, in such nominee’s place, of a substitute nominee recommended by the Board of Directors to the extent that such substitute nominee exists. However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

Name of Nominee	Principal Occupation	Age	Year Became a Director

Robert E. Render	Director	83	2011

Justin W. Furnace	Director	35	2012

Gene Scammahorn	Director	67	2012

The following describes at least the last five years of business experience of the directors standing for re-election. The descriptions include any other directorships at public companies held during the past five years by these directors. No family relationship exists between any director and executive officer of the Company.

Robert E. Render, age 83, was appointed a director in January 2011. Mr. Render previously served on the Company’s Board of Directors from September 28, 2004 through June 16, 2009, the date of the Company’s 2009 annual meeting of the shareholders whereupon he did not stand for re-election. From 2003 until the present, Mr. Render has been a private investor and consultant. Mr. Render served from 1994 to 2002 as Chairman and CEO of the Green Thumb Companies and Milburn Peat, manufacturers and distributors of peat moss, soils and mulches for the lawn and garden industries. Prior thereto, from 1985 to 1992, he was a director of and consultant to Hyponex Corporation (NASDAQ) and thereafter, from 1992 to 1994, he was a consultant to the Scotts' Corporation (NYSE), the controlling shareholder of Hyponex. Between 1978 and 1985, Mr. Render served as Chairman, President and Chief Executive Officer of Hyponex Corporation (NASDAQ) previously known as Old Fort Industries. From 1964 until its acquisition by Old Fort Industries in 1969, Mr. Render served as President of Anderson Peat Company and, from 1969 to 1978, he served as Executive Vice President of Old Fort Industries. From 1952 to 1963, Mr. Render served as Vice President of Sales and Marketing for Sno-Bol Company. In 1957 he founded Render Associates, a national sales company specializing in lawn and garden products which later merged into Anderson Peat Company. In 1962-1963 Mr. Render was President of the Christian Businessmen's Club in Pontiac, Michigan and in 1964-1965; he served as Chairman of the Industrial Group of the United Fund in Pontiac. In 1967-1968, Mr. Render was a member of the Executive Committee of the American Society of Testing and Materials and in 1969-1970; he served as President of the U.S. Peat Producers Association. Mr. Render’s background and business experience with a publicly traded company furnishes to our board access to a greater understanding of financial and investor relations issues.

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Justin W. Furnace, age 35, was appointed a director in April 2012. Mr. Furnace is the Corporate Manager of External Affairs for Hilcorp Energy Company, in Houston, Texas. Previously, from May of 2010 to September 2012, he was President of the Texas Independent Producers & Royalty Owners Association (TIPRO), a trade association representing the interests of more than 2,300 independent oil and natural gas producers and royalty owners throughout Texas. As TIPRO President, Mr. Furnace was responsible for overseeing the association’s governmental affairs in Texas and Washington D.C. and representing the interests of the association membership before various regulatory bodies, among other things. Prior thereto, from June 2007 to May 2010, Mr. Furnace served as chief of staff and legal counsel to then Chairman Victor Carrillo of the Texas Railroad Commission. He was the Chairman’s top policy advisor, in charge of evaluating, assessing and implementing all legal, technical and legislative strategies. Prior to his tenure at the Railroad Commission, from September 2004 to December 2006, he practiced law at the Beaumont office of Mehaffy Webber as an associate in the firm’s business and litigation departments. While at the firm, he focused on both transactions and litigation relating to oil and gas, real estate and corporate matters. A graduate of Hardin-Simmons University, Mr. Furnace currently serves on their Board of Development. He later received his Doctorate of Jurisprudence from Texas Tech University School of Law. Mr. Furnace’s background in commercial oil and gas law and his regulatory experience makes him a valuable objective resource for our company on these matters.

Gene Scammahorn, age 67, was appointed a director in October 2012. Mr. Scammahorn is an Internal Audit Director at Xerox Business Services, LLC, a position that he has held since 2001. In this position, he is primarily responsible for consulting and advising operating management in preparations for over 100 external SSAE (formerly SAS 70) audits of domestic and global business process outsourcing contracts. Mr. Scammahorn has over 30 years of business experience, including two big four public accounting firms, major oil and gas companies and banking and consulting. He has participated in audit committee presentations and meetings for major clients, the Federal Reserve Bank of Dallas and Xerox Business Services, LLC. He received a BS in Accounting in 1973 from the University of Tulsa and is a Certified Public Accountant and a Certified Financial Planner. Mr. Scammahorn’s extensive experience as a certified public accountant was instrumental in his appointment to the audit committee of our Board of Directors and provides our board with a critical accounting perspective.

  There are no family relationships between any of the above directors.

Information Relating to Continuing Directors who are not Standing for Re-election this Year

John M. Brown, age 73, is the founder of Zion and has been a director and Chairman of the Board of Directors of Zion since its organization in April 2000. He also served as our Chief Executive Officer until September 2004 and as President until October 2001. Mr. Brown has extensive management, marketing and sales experience, having held senior management positions in two Fortune 100 companies - GTE Valenite, a subsidiary of GTE Corporation and a manufacturer of cutting tools, where he was employed from 1966-86 and served as the corporate director of purchasing, and Magnetek, Inc., a manufacturer of digital power supplies, systems and controls, where he was corporate director of procurement during 1988-89. Mr. Brown was a director and principal stockholder in M&B Concrete Construction, Inc. from 1996 to 2003 and is an officer and director of M&B Holding Inc. (a Nevada corporation) based in Dallas, Texas, the sole shareholder of M&B General Contracting Inc. (a Delaware corporation). These companies primarily provide cement walls and floors for industrial buildings, office buildings and home developers. Prior to founding the Company, Mr. Brown had been actively pursuing a license for oil and gas exploration in Israel for many years. His efforts led to our obtaining, in May 2000, the Ma'anit License in the Joseph Project, the precursor to the Joseph License. Mr. Brown holds a BBA degree from Fullerton College. Mr. Brown’s senior management experience in two Fortune 500 companies as well as his extensive experience in the oil and gas sector in the State of Israel provides with him with the insight and vision needed to serve as chairman of our Board of Directors.

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Victor G. Carrillo, age 48, was appointed a director in September 2010 and appointed Executive Vice President in January 2011. On October 18, 2011, he was appointed as our President and Chief Operating Officer. Mr. Carrillo currently serves as a director of Magnum Hunter Resources Corporation; an oil and gas company engaged in the acquisition, development and production of unconventional oil and gas resource plays in the United States and Canada. Mr. Carrillo is a petroleum geologist and geophysicist, attorney, former City Councilman and former County Judge. From February 2003 to January 2011, Mr. Carrillo served as a commissioner of the Railroad Commission of Texas (the State of Texas Board with regulatory jurisdiction over oil and gas exploration and production), having served as chairman of the three-member statewide elected board twice. Mr. Carrillo holds a law degree from the University of Houston Law Center, a Master of Science degree in geology from Baylor University, and a Bachelor of Science degree in geology from Hardin-Simmons University. Mr. Carrillo also received an honorary doctorate degree from Hardin-Simmons University in May 2006. Mr. Carrillo’s background in petroleum geology and geophysics and regulatory experience as Chairman of the Railroad Commission of Texas furnishes to our board access to a greater understanding of both petroleum science and regulatory issues.

Forrest A. Garb, age 83, was appointed a director of Zion Oil in November 2005. Mr. Garb is a petroleum engineer who has provided independent consulting services for more than 45 years. His consulting career began with H.J. Gruy and Associates, Inc. and its successors, where he served as a vice president for four years, executive vice-president for ten years, and president for fifteen years, until leaving in 1986, following Gruy's merger into a public company. In his capacity as president, Mr. Garb contracted, performed and supervised over 12,500 projects ranging from simple evaluations to sophisticated reservoir simulations. In 1988, Mr. Garb founded Forrest A. Garb & Associates, Inc., a privately-owned petroleum consulting firm, where he served as chairman and chief executive officer until his retirement in 2003 and sale of his interests in the company to its key employees. Prior to entering into consulting, Mr. Garb was educated in petroleum engineering at Texas A&M University (BSc and Professional MSc) and received his early training at Socony Mobil Oil Company in Kansas, Texas, Louisiana and Venezuela. Mr. Garb is a member of the Society of Petroleum Engineers and is a past President of the Society of Petroleum Evaluation Engineers. He is a member of the Association of Computing Machinery, the American Arbitration Association, the Petroleum Engineers Club of Dallas, the Dallas Geological Society, and is a member of the American Association of Petroleum Geologists. He is a charter member of The American Institute of Minerals Appraisers. He is a registered professional engineer in the state of Texas. Mr. Garb’s petroleum engineering background and vast experience in the petroleum industry spanning over 45 years provides our board with a valuable resource in assessing oil and gas prospects.

Paul Oroian, age 63, was appointed a director in November 2003. Since its founding in 1983, he has served as president and managing partner of Oroian, Guest and Little, P.C., a certified public accounting and consulting firm based in San Antonio, Texas. From 1980-1983, Mr. Oroian was a tax senior in the San Antonio offices of Arthur Young and Company. Mr. Oroian holds a Bachelors of Science – Business Administration from Bryant College. He has served as a board member of Technology Oversight Committee and the IRS Regional Liaison Committee of the Texas Society of Certified Public Accountants and was vice president and a director of the San Antonio CPA Society between 1992 and 1998. Mr. Oroian’s extensive experience as a certified public accountant was instrumental in his appointment to the audit committee of our Board of Directors and provides our board with a critical accounting perspective.

Dr. Yehezkel “Charlie” Druckman, age 74, was appointed a director of Zion Oil in November 2005. Dr. Druckman was Petroleum Commissioner for the State of Israel from 1995 until his retirement in 2004, where he supervised the licensing of petroleum rights both onshore and offshore Israel. These efforts led to the discovery of 1.5 trillion cubic feet of gas in the Israeli offshore Mari B and other smaller fields during 1999-2000. Since 1965, he has been a member of the professional staff of the Geological Survey of Israel, where he headed the Mapping, Stratigraphy and Oil Division during 1982-1985 and 1991-1994. He was also affiliated with the Louisiana State University at Baton Rouge as Research Associate in Geology during 1978-1980 and 1989-1990. He was awarded in 1974 the Israel Geological Society’s Perez Grader award. He is an active member of the American Association of Petroleum Geologists and the Geological Society of Israel (where he served as president in 1982 and for a number of years on the Society's editorial board). He also served as member of the Israeli National Petroleum Commission and Board of Directors of Oil Exploration (Investments) Ltd., an Israeli government company. Dr. Druckman graduated from the Hebrew University in Jerusalem where he was awarded BSc, MSc and PhD degrees in geology. Dr. Druckman’s academic credentials as a geologist, his experience as the Petroleum Commissioner for the State of Israel for nearly a decade and his vast knowledge and expertise in the geological mapping of the State of Israel for petroleum exploration purposes provide us with a critical resource in our ongoing oil and gas exploration efforts in Israel as well as a liaison to the Israeli regulatory authorities with whom we are in ongoing contact with respect to the maintenance of our license and other oil and gas exploration rights.

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Julian D. Taylor, age 60, was appointed a director of Zion Oil on June 16, 2009. Mr. Taylor is the founder of Tangent Trading Ltd, an international non-ferrous scrap metal trading company formed in 1985 with offices in London, U.K. and Los Angeles, U.S.A. In 2006, Tangent Trading Ltd was elected to the membership of the London Metal Exchange and in 2008 Tangent Trading Ltd was included by The Sunday Times newspaper (in the U.K.) in its 'Profit Track 100' list of Britain's fastest growing private companies. Mr. Taylor has led Tangent Trading from inception in 1985. Mr. Taylor has over 37 years of experience in trading metals internationally. Prior to forming Tangent in 1985, he was affiliated with Amalgamated Metal Corporation plc (an international holding company with origins in metal merchanting), as a trader since 1978. Prior to such time, from 1972 to 1978, he was a trader at S&W Berisford plc (a U.K. listed merchanting and commodity trading conglomerate). Mr. Taylor’s background and business experience furnishes to our board access to a greater understanding of financial and investor relations issues.

Kent S. Siegel, age 57, was appointed a director in December 2012 and assumed his office as of January 1, 2013. Mr. Siegel previously served as a director on the Company’s Board from November 2003 through March 31, 2011 and as the Company’s Chief Operating Officer from July 9, 2010 through March 31, 2011, the date of his resignation. Mr. Siegel has served as president and chief operating officer of Kent S. Siegel, P.C. since 1984.  Kent S. Siegel, P.C. is a firm of certified public accountants and attorneys at law based in West Bloomfield, Michigan, at which Mr. Siegel practices as a tax and bankruptcy attorney and CPA.  Mr. Siegel holds a Bachelor of Business Administration from Michigan State University School of Business, a Juris Doctor   from Wayne State University School of Law and a Bachelor of Science in Electrical Engineering from Lawrence Technological University School of Engineering.  Mr. Siegel’s extensive experience as a certified public accountant and in tax law provides our board with a critical accounting and tax law perspective.

There are no family relationships between any of the above directors.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

BOARD MEETINGS

During the fiscal year ended December 31, 2012, the Board met once and acted by unanimous consent on 19 occasions. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and of any committees of the Board on which they served.

The Board does not have a formal policy with respect to Board members’ attendance at annual stockholder meetings, although it encourages directors to attend such meetings. All of the directors, except one, serving at the time of the 2012 annual meeting attended the Company's 2012 annual meeting held in Caesarea, Israel on June 12, 2012.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to our directors, officers and all employees. The code has been posted on our web site at www.zionoil.com/investor-center/corporate-governance, and may also be obtained free of charge by writing to Ethics Code, c/o Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, Texas 75231. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website, at the address and location specified above.

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BOARD LEADERSHIP STRUCTURE

Following Mr. Rinberg’s resignation on October 18, 2012, the roles of CEO and Chairman are held by Mr. Brown. Mr. Brown has assumed, on an interim basis, the position of Chief Executive Officer. The Board believes that combining these positions pending the identification of an appropriate CEO provides the optimal leadership structure for the Company during this transition period. The CEO maintains primary management responsibility for the Company’s day-to-day business operations and, as chairman, is in the best position to ensure that key business issues and interests of the Company’s stakeholders (shareholders, employees, communities and prospective investors) are communicated to the Board. In addition, Mr. Brown’s experience as founder and continuing Chairman of the Company since its inception and qualifications, enable him to fulfill the responsibilities of both roles and effectively lead Zion with a unified vision.

The Board believes that other elements of the Company’s corporate structure ensure that independent directors can perform their role as independent fiduciaries in the Board’s oversight of management and our business and minimize any potential conflict that may result from combining the roles of CEO and Chairman.

BOARD COMMITTEES

The Company’s board of directors has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, with each comprised of independent directors. Each committee operates under a charter that has been approved by our board of directors. All of the charters are publicly available on our website at www.zionoil.com/investor-center/corporate-governance. Copies of our committee charters are available, without charge, upon request in writing to Investor Relations Department.

Audit Committee

The Company's Audit Committee is currently comprised of Messrs. Oroian, Render and Scammahorn. Mr. Oroian was elected to serve as chairman. Mr. Marc Singer, a former director, served on the Audit Committee until his resignation from our board on July 1, 2012. On July 3, 2012, Mr. Render, an independent director, was appointed to the Audit Committee. Finally, On October 24, 2012, Mr. Scammahorn was appointed to the Audit Committee, whereupon Mr. Garb resigned from such committee.

The principal function of the Audit Committee is to assist the Board in monitoring (i) the integrity of the financial statements of the Company, (ii) compliance by the Company with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, (iv) performance of the Company's independent auditors, (v) the business practices and ethical standards of the Company and (vi) related party transactions. The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent auditors.

The Board has determined that each member of the Audit Committee is an “independent director” as defined by NASDAQ regulations and also meets the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(l) under the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, the Board has determined that Mr. Oroian qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission (the “SEC”). Security holders should understand that this designation is a disclosure requirement of the SEC relating to Mr. Oroian’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Oroian any duties, obligations or liability that is greater than is generally imposed on him as a member of the audit committee and Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or Board of Directors.

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During the fiscal year ended December 31, 2012, the Audit Committee met six times.

Compensation Committee

The members of our Compensation Committee are Messrs. Taylor, Oroian and Garb. Mr. Taylor was elected to serve as chairman. The Compensation Committee establishes our company’s policies and administers our compensation program with respect to our executive officers. Based on periodic evaluation, the Compensation Committee also makes recommendations to the Board regarding director compensation and our company’s employee benefits program. Pursuant to its charter, the functions and responsibilities of the Compensation Committee include:

•	determining compensation for the Company’s executive officers;

•	assisting in developing and reviewing the annual performance goals and objectives of our executive officers;

•	assessing the adequacy and competitiveness of our executive compensation program;

•	administering our incentive compensation program and other equity-based compensation plans;

•	reviewing and recommending compensation for our non-employee directors; and

•	reviewing and evaluating the adequacy of the Compensation Committee charter on an annual basis.

During the fiscal year ended December 31, 2012, the Compensation Committee met once and acted by unanimous consent on five occasions.

Our executive officers receive a compensation package consisting of base salary, long-term equity awards, and participation in benefit plans generally available to all of our employees including life, health, disability and dental insurance. We have chosen these elements of compensation to create a flexible package that reflects the long-term nature of our business. We also enter into employment agreements with our executive officers that provide for certain severance benefits upon termination of employment following a change of control of the Company.

In setting executive officer compensation levels, the Compensation Committee, which is comprised entirely of independent directors, is guided by the following considerations:

●	recommendations from the Chief Executive Officer based on individual executive performance and appropriate benchmark data;

●	ensuring compensation levels reflect the Company’s past performance and expectations of future performance;

●	ensuring compensation levels are competitive with compensation generally being paid to executives we seek to recruit to ensure our ability to attract and retain experienced and well-qualified executives; and

●	ensuring a portion of executive officer compensation is paid in the form of equity-based incentives to closely link stockholder and executive interests.

The Compensation Committee periodically engages a consulting company to obtain market data and information on compensation trends regarding executive and director compensation.

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Nominating and Corporate Governance Committee

The current members of our Nominating and Corporate Governance Committee are Messrs. Oroian, Furnace and Taylor. Dr. Druckman served on our Nominating and Corporate Governance Committee until his resignation on October 31, 2012. Mr. Furnace was elected to serve as chairman. All three current members of the Nominating and Corporate Governance Committee satisfy the SEC independence criteria and the NASDAQ independence criteria. The Nominating and Corporate Governance Committee is charged with selecting and recommending for the approval of the Board nominees to be submitted to the stockholders for election.

In addition, the Nominating and Corporate Governance Committee has adopted a formal written policy respecting the standards and qualifications to be used in identifying director nominees, including the consideration of director nominees presented by the Company’s stockholders. A copy of the director nominee policy is available on our website at www.zionoil.com/investor-center/corporate-governance.

During the fiscal year ended December 31, 2012, the Nominating and Corporate Governance Committee met once and acted by unanimous consent on three occasions.

While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Board of Directors believes that it is essential that Board members represent diverse business backgrounds and experience and include individuals with a background in related fields and industries. In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards. We believe that the backgrounds and qualifications of our directors, considered as a group, should and do provide a composite mix of experience, knowledge and abilities that will allow the Board of Directors to fulfill its responsibilities.

 The Nominating and Corporate Governance Committee will consider qualified director candidates recommended by stockholders in compliance with its formally adopted director nominee policy and subject to applicable inquiries. Proposals for consideration by the Nominating and Corporate Governance Committee of director nominees may be made by submitting the names and supporting information to: Justin W. Furnace, Chairman, Nominating and Corporate Governance Committee, Zion Oil & Gas, Inc., 6510 Abrams Road, Suite 300, Dallas, Texas 75231. A stockholder nomination must contain the following information about the nominee:

•	Name;

•	Age;

•	Business and residence addresses;

•	Principal occupation or employment;

•	The number of shares of the Company's Common Stock and other Company securities held by the nominee;

•	A resume of his or her business and educational background;

•	The information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee as a director; and

•	A signed consent of the nominee to serve as a director, if nominated and elected.

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The nomination should also contain the following information concerning the nominating stockholder:

•	Name

•	Address

•	The number of shares of the Company’s Common Stock and other securities held by the nominating stockholder.

•	The nature of the holdings – whether directly or beneficially (if beneficially, details of the legal holder and the nature of the beneficial interest should be provided); and

•	Whether the nominating stockholder has any agreement or understanding of any type (written or oral) with any other stockholder concerning the voting of Company shares and, if so, the identity and address of the other parties to the agreement or understanding, the stockholdings of each of the other parties, and the nature of the agreement or understanding.

We have adopted a formal process for stockholders to communicate with the Board of Directors which has been posted on our web site at www.zionoil.com/investor-center/corporate-governance. Stockholders may communicate with the Board of Directors by sending written communications to the Board of Directors, care of Mr. Paul Oroian, Lead Director, to:

Mr. Paul Oroian, Lead Director

Zion Oil & Gas, Inc.

6510 Abrams Road, Suite 300

Dallas, Texas 75231

The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder and clearly state whether the intended recipients are all members of the Board of Directors or only certain specified individual directors. We will make copies of all such letters received and circulate them to the appropriate director or directors.

If no particular director is named, letters will be forwarded, depending on the subject matter, to the Lead Director. In general, Company personnel will not censor or edit such communications and any stockholder communication delivered to the Company for forwarding to the Board or specified Board member or members will be forwarded in accordance with the stockholder’s instructions. However, we reserve the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

The Nominating and Corporate Governance Committee may revise these procedures at any time. Until other procedures are developed and posted on our website, all communications to the Board of Directors should be mailed to the Board of Directors in accordance with the procedures described above.

Our board of directors may from time to time establish other committees.

Board’s Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board of Directors, as a whole and through its committees, has the ultimate responsibility for the oversight of risk management. Senior officers attend meetings of the Board of Directors, provide presentations on operations including significant risks, and are available to address any questions or concerns raised by the Board of Directors. Additionally, our three Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. Pursuant to its charter, the Audit Committee coordinates the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. Management regularly reports to the Audit Committee on these areas. The Compensation Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and corporate governance. When any of the committees receives a report related to material risk oversight, the Chairman of the relevant committee reports on the discussion to the full Board of Directors.

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REPORT OF THE AUDIT COMMITTEE

The Company's management has the primary responsibility for the financial statements and the reporting process, including the Company's system of internal controls and disclosure controls and procedures. An independent registered public accounting firm has been engaged to audit the Company's financial statements and express an opinion on the financial statements based on the audit. The Audit Committee oversees (i) the accounting and financial reporting processes of the Company and (ii) the audits of the financial statements of the Company on behalf of the Board.

The Audit Committee has met and held discussions with management and MaloneBailey LLP, the Company's independent registered public accounting firm. Management represented to the Audit Committee that the Company's financial statements for the year ended December 31, 2012 were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed the financial statements with both management and the independent auditors. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380).

The Audit Committee discussed with the independent auditors the overall scope and plans for the audit. We met with the independent auditors, with and without management, to discuss the results of their examination, the evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

The Audit Committee discussed with the independent auditors the auditor's independence from the Company and management, including the independent auditors written disclosures required by PCAOB Rule 3526 (File No. PCAOB-2008-03) (Independence Discussions With Audit Committees).

Based on the foregoing, the Audit Committee has recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

This report is submitted by members of the Audit Committee.

AUDIT COMMITTEE

Paul Oroian

Robert E. Render

Gene Scammahorn

February 28, 2013

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

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DIRECTOR INDEPENDENCE

Of the ten current members of our Board of Directors, six (Messrs. Furnace, Garb, Oroian, Render, Taylor and Scammahorn) meet the criteria of independence set by the NASDAQ Global Market for membership on the board of a NASDAQ listed company ("NASDAQ independence criteria"). Dr. Druckman met the independence criteria through March 18, 2013, until his appointment as our Vice President for Israel Exploration. Mr. Siegel is not deemed independent as he served as an officer of the Company until March 31, 2011.

NASDAQ independence criteria provide, among other requirements, that an independent director: (i) cannot be and, over the past three years, cannot have been an officer or employee of the Company and cannot be an immediate family member of such person; (ii) cannot receive or, over the past three years, have an immediate family member who receives or received from the Company more than $120,000 in any consecutive twelve month period for services other than as one of the Company's directors (or, with respect to an immediate family member, as a Company employee); (iii) cannot be affiliated, or be an immediate family member of a person affiliated with, any organization to which the Company made, or from which the Company received payments (other than those arising solely from investments in the Company's securities or payments under non-discretionary charitable contribution matching programs) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years.

SEC independence criteria, which govern members of and candidates for service on the Audit Committee, provide that an "independent" director cannot be one of the Company's officers or be in a position, directly or indirectly, to control the Company's management or policies (other than in his position as a director). Neither can he or she be, or be affiliated with, a paid consultant or provider of services to the Company.

BOARD RECOMMENDATION ON PROPOSAL NO. 1

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO ELECT THE THREE CLASS II DIRECTORS THAT HAVE BEEN NOMINATED TO THE BOARD OF DIRECTORS.

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PROPOSAL NO. 2

RATIFICATION OF THE INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

MaloneBailey, LLP (“MaloneBailey”), an independent registered public accounting firm was the auditor for the year ended December 31, 2012 and has been selected as auditor for the year ending December 31, 2013. Although stockholder ratification is not required for the appointment of MaloneBailey, since the Audit Committee has the responsibility for appointing the Company’s independent auditors, the appointment is being submitted for ratification with a view toward soliciting the stockholders’ opinions, which the Audit Committee will take into consideration in the future.

It is expected that a representative of MaloneBailey will be available to respond to appropriate questions from stockholders present at the annual meeting.

Somekh Chaikin (“SC”), a member of KPMG International and an independent registered public accounting firm was the Company’s auditor for the year ended December 31, 2010. As disclosed in the Current Report on Form 8-K that we filed on August 4, 2011, on August 1, 2011, the Audit Committee was notified by SC that SC would have to resign as our independent registered public accounting firm following the filing of our quarterly report on Form 10-Q for the three months ending September 30, 2011, in accordance with the requirements of the Texas State Board of Public Accountancy (“Texas State Board”). SC’s action was taken in light of an agreed cease-and-desist order that SC entered into with the Texas State Board following an inquiry by the Texas State Board regarding SC’s ability to provide attestation services for companies with principal executive offices in the State of Texas without being registered by the Texas State Board. SC informed the Company that, as a result of these developments, it could no longer provide auditing services to companies with principal executive offices in Texas. The Company’s principal executive offices are located in Dallas, Texas.

On October 17, 2011, the Audit Committee engaged MaloneBailey as our independent registered public accounting firm.

Except as discussed in the next succeeding paragraph, the audit reports of SC on our financial statements and the effectiveness of our internal control over financial reporting for the 2010 and 2009 fiscal years did not contain an adverse opinion, or a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles.

SC's report on our financial statements and the effectiveness of the Company’s internal control over financial reporting as of and for the years ended December 31, 2010 and 2009, contained a separate paragraph stating that “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in its development stage and has no operating revenue, limited capital resources and a loss from operations, all of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the fiscal years ended December 31, 2010 and 2009 and subsequent thereto, there were no disagreements with SC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to SC’s satisfaction, would have caused SC to make reference in connection with their opinion to the subject matter of the disagreement, nor were there any “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K).

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Principal Accountant Fees and Services

The following table sets forth the fees for services provided by Malone Bailey and SC relating to the fiscal years ended December 31, 2012 and December 31, 2011.

	Fiscal Year 2012		Fiscal Year 2011
	SC	Malone Bailey	SC	Malone Bailey
Audit Fees (1)	$36,500	$57,710	$37,200	$90,800
Audit-Related Fees (2)	--	$4,800	$21,800	--
Tax Fees (3)	$9,000	--	$13,400	--
All Other Fees	--	--	--	--
Total	$45,500	$62,510	$72,400	$90,800

_____________

(1)	Audit Fees consist of fees for professional services rendered for the audit of our financial statements included in the Annual Report on Form 10-K, internal controls over financial reporting and the review of the interim financial statements included in the Quarterly Reports on Form 10-Q, and for the services that are normally provided in connection with regulatory filings or engagements.

(2)	Audit Related Fees consist of assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements. Fees for 2012 and 2011 include amounts paid associated with a stock rights offering completed in each of July 2011 and December 2010, as well as fees associated with foreign statutory audits and other similar related work.

(3)	Tax Fees consist of services that were related to the filing of tax returns for our Israeli branch, obtaining certain tax rulings and tax planning related to two charitable foundations established by us: The Abraham Foundation and the Bnei Joseph Foundation (R.A.).

Policy on Pre-Approval of Services

Our Audit Committee considers and pre-approves any audit and non-audit engagement or relationship between the Company and any independent accountant. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to pre-approve all audit or non-audit services to be provided by an independent accountant if presented to the full Audit Committee at its next meeting. In accordance with these procedures, the engagement of MaloneBailey to conduct the audit of our 2012 financial statements was pre-approved by the Chairman of our Audit Committee and approved by the Audit Committee.

BOARD RECOMMENDATION ON PROPOSAL NO. 2

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY, LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2013. PROXIES RECEIVED IN RESPONSE TO THIS SOLICITATION WILL BE VOTED FOR THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS OTHERWISE SPECIFIED IN THE PROXY.

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PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board recognizes that executive compensation is an important matter for our stockholders. As described elsewhere in this Proxy Statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy.

In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our stockholders. To do this, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns.

We believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to the Named Executive Officers (including potential payouts upon a termination or change of control) is reasonable and not excessive. As you consider Proposal No. #3, we urge you to read the more detailed information about our compensation philosophy and objectives and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the “Executive Compensation Overview” section of this Proxy Statement.

The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. The vote is advisory, which means that it is not binding on the Company or our Board or the Compensation Committee of our Board.

This proposal will be approved on an advisory basis if it receives the affirmative vote of a majority of the shares present or represented and entitled to vote either in person or by proxy. As noted earlier in this Proxy Statement, broker non-votes will not affect the outcome of this proposal, and abstentions will be equivalent to a vote against this proposal.

Accordingly, we ask our stockholders to vote on the following resolution at our annual meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2013 annual meeting of stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the 2012 Summary Compensation Table and the other related tables and disclosure.”

BOARD RECOMMENDATION ON PROPOSAL NO. 3

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

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OTHER MATTERS

At the Annual Meeting, management does not intend to present any matters other than matters referred to herein, and as of this date management does not know of any matter that will be presented for a vote thereat.

STOCKHOLDER PROPOSALS

Under the rules of the SEC, stockholder proposals intended to be presented at the Company’s 2014 Annual Meeting of stockholders in accordance with Rule 14a-8 must be made in accordance with the bylaws of the Company and received by the Company, at its principal executive offices, to be eligible for inclusion in the Company’s proxy statement for that meeting, no later than December 31, 2013. The proposal must otherwise comply with all requirements of the SEC for stockholders proposals. Appropriate stockholder proposals submitted outside of Rule 14a-8 must be pursuant to our bylaws and policies. The Board of Directors will review any stockholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2014 proxy statement.

SOLICITATION OF PROXIES

The Company will pay the cost of the solicitation of proxies. Solicitation of proxies may be made in person or by mail, telephone, or telecopy by directors, officers, and employees of the Company. The Company may also engage the services of others to solicit proxies in person or by telephone or telecopy. In addition, the Company may also request banking institutions, brokerage firms, custodians, nominees, and fiduciaries to forward solicitation material to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such persons for the costs related to such services.

It is important that your shares be represented at the Annual Meeting. If you are unable to be present in person, you may vote by telephone or via the Internet. If you have received a paper copy of the proxy card by mail you may also sign, date and return the proxy card promptly in the enclosed postage-prepaid envelope.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and related notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you instruct us to the contrary. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and related notices, or if you are receiving multiple copies of the proxy statement and related notices and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You may notify us by sending a written request to Investor Relations, Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, Texas 75231 or by calling us at (214) 221-4610.

The Company undertakes to deliver promptly, upon written or oral request, a separate copy of the Annual Report on Form 10-K for the year ended December 31, 2012, the proxy statement and the Notice of Annual Meeting of Stockholders and related notices to a stockholder at a shared address to which a single copy of such documents was delivered. Stockholders may make such request in writing, directed to Investor Relations, Zion Oil & Gas, Inc., 6510 Abrams Rd., Suite 300, Dallas, Texas 75231 or by calling us at (214) 221-4610.

By Order of the Board of Directors

/s/ VICTOR G. CARRILLO
Victor G. Carrillo
President and Chief Operations Officer

April 25, 2013

33

ZION OIL & GAS, INC.
ATTN: BRITTANY RUSSELL
6510 ABRAMS ROAD, TE 300
DALLAS, TX 75231

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Monday, June 10, 2013, the cut-off date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Monday, June 10, 2013 the cut-off date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 000000000000

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Robert E. Render 02 Justin W. Furnace 03 Gene Scammahorn

The Board of Directors recommends you vote FOR proposals 2 and 3.

02 0000000000

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000178671_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com.

ZION OIL & GAS, INC.
Annual Meeting of Shareholders
June 11, 2013 2:00 PM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) John Brown and Martin VanBrauman, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock, par value $0.01 per share of ZION OIL & GAS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 2:00 PM, Central Daylight Savings Time on June 11, 2013, at the Westin Galleria Hotel, Dallas, Texas, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000178671_2 R1.0.0.51160